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                                                               EX 23 (h) (1) (a)

 AMENDMENT NO. 1 DATED FEBRUARY 19, 2003, TO THE MUTUAL FUNDS SERVICE AGREEMENT
   DATED JULY 1, 2002, BETWEEN MLIG VARIABLE INSURANCE TRUST AND J.P. MORGAN
                      INVESTOR SERVICES CO. ("AGREEMENT")

This Amendment reflects the name change and addition of the Portfolios of the Trust set forth below. The Agreement is unchanged with respect to the other Portfolios of the Trust:



                                       Name of Fund
        Roszel/Delaware Trend Portfolio

        Roszel/Lord Abbett Affiliated Portfolio

        Roszel/PIMCO CCM Capital Appreciation Portfolio

        Roszel/Delaware Small-Mid Cap Growth Portfolio
        (formerly Roszel/Neuberger Berman Small Cap Growth Portfolio)





                                           MLIG VARIABLE INSURANCE TRUST



                                           By: /s/ Michael P. Cogswell
                                               ---------------------------------
                                           Michael P. Cogswell
                                           President and Trustee

     ATTEST:

     /s/ Edward W. Diffin, Jr.
     -----------------------------------


                                           J.P. MORGAN INVESTOR SERVICES CO.


                                           By: /s/ Virginia M. Meany
                                               ---------------------------------
                                           Virginia M. Meany
                                           President and Chief Executive Officer

     ATTEST:

     /s/ Gregory L. Pickard
     -----------------------------------